RESTATED CERTIFICATE
                                       OF
                                 INCORPORATION
                                       OF
                  ENTERTAINMENT/MEDIA ACQUISITION CORPORATION
         (Original Certificate of Incorporation Filed December 9, 1993)

                        (Pursuant to Section 245 of the
                       Delaware General Corporation Law)
                             ---------------------


         ENTERTAINMENT/MEDIA ACQUISITION CORPORATION, a corporation organized and existing under the Delaware General Corporation Law,

         DOES HEREBY CERTIFY:

         That this Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, and that its original Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 9, 1993, is hereby further amended and restated to read in its entirety as follows:

         FIRST:        The name of the corporation (hereinafter called the
"Corporation") is OVERSEAS FILMGROUP, INC.

         SECOND:       The address, including street, number, city and county,
of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD:        The purpose of this Corporation is to engage in any
lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

         FOURTH:       The aggregate number of shares of capital stock of the
Corporation (referred to herein as "Shares") which the Corporation shall have authority to issue is 27,000,000 Shares, of which 25,000,000 will be common stock having a par value of $0.001 per share (the "Common Stock") and 2,000,000 will be series preferred stock having a par value of $0.001 per share (the "Series Preferred Stock"). The Series Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of a series, the Board of Directors by resolution (the "Preferred Stock Designation") shall designate it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of a series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of the Series Preferred Stock outstanding at the time, the Board of Directors may increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding) the number of shares or alter the Preferred Stock Designation or classify or re-classify any unissued shares of a particular series of Series Preferred Stock by fixing or altering in any one or

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more respects from time to time before issuing the shares, any terms, rights, restrictions and qualifications of the shares.

         FIFTH:

         A. Management Vested in the Board of Directors. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation, subject to any specific limitation on such power provided by the Bylaws. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation from time to time. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. Elections of directors need not be by written ballot.

         B. Board of Directors Divided in Classes. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in a quotient arrived at by dividing the authorized number of directors by three. If a fraction is also contained in such quotient and if such fraction is one-third (1/3), the extra director shall be a member of Class III. If the fraction is two-thirds (2/3), one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected (and until such director's successor shall have been elected and qualified); provided, however, that the first directors elected to Class I shall serve for a term ending on the date of the first annual meeting next following January 1, 1997 (and until such director's successor shall have been elected and qualified), the directors elected to Class II shall serve for a term ending on the date of the second annual meeting next following January 1, 1997 (and until such director's successor shall have been elected and qualified), and the term of the directors elected to Class III shall serve for a term ending on the date of the third annual meeting next following January 1, 1997 (and until such director's successor shall have been elected and qualified). Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

         C. Appointment of New Directors. Except as otherwise provided, newly created directors resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         D. Removal of Directors. Subject to the rights of any shares having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of the holders of a majority of the combined voting power of all then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.


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         E. Vote Required to Repeal or Amend this Article FIFTH.
Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of all then outstanding shares entitled to vote, voting together as a single class, shall be required to alter, amend or repeal this Article FIFTH or to adopt any provision inconsistent therewith.

         SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Bylaws of the Corporation.

         SEVENTH:      The Corporation is to have perpetual existence.

         EIGHTH: No holder of any Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of any capital stock of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of Shares of any class of the Corporation or for the purchase of any Shares, bonds, securities or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire Shares of any class of capital stock of the Corporation; and any and all of such Shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extend permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

         TENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


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         ELEVENTH: From time to time any of the provisions of this Restated
Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed as of October 31, 1996

                  ENTERTAINMENT/MEDIA ACQUISITION CORPORATION



                                    By:  /s/ Jeffrey A. Rochlis
                                        Name:  Jeffrey A. Rochlis
                                        Title:  President

ATTEST:


/s/ Scot K. Vorse
Name:  Scot K. Vorse
Title:  Secretary










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